EXHIBIT 15.6

NOTIFICATION OF TRANSACTIONS OF DIRECTORS, PERSONS DISCHARGING MANAGERIAL RESPONSIBILITY OR CONNECTED PERSONS

This form is intended for use by an issuer to make a RIS notification required by DR 3.1.4R(1).

(1)	An issuer making a notification in respect of a transaction relating to the shares or debentures of the issuer should complete boxes 1 to 16, 23 and 24.

(2)	An issuer making a notification in respect of a derivative relating the shares of the issuer should complete boxes 1 to 4, 6, 8,13, 14, 16, 23 and 24.

(3)	An issuer making a notification in respect of options granted to a director/person discharging managerial responsibilities should complete boxes 1 to 3 and 17 to 24.

(4)	An issuer making a notification in respect of a financial instrument relating to the shares of the issuer (other than a debenture) should complete boxes 1 to 4, 6, 8, 9, 11, 13, 14, 16, 23 and 24.

Please complete all relevant boxes should in block capital letters.

1. Name of the issuer

CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC

2. State whether the notification relates to (i) a transaction notified in accordance with DR 3.1.4R(1)(a); or

(ii)	DR 3.1.4(R)(1)(b) a disclosure made in accordance with section 324 (as extended by section 328) of the Companies Act 1985; or

(iii)	both (i) and (ii)

(ii)

3. Name of person discharging managerial responsibilities/director

JOHN ASTON

4. State whether notification relates to a person connected with a person discharging managerial responsibilities/director named in

3 and identify the connected person

AS IN 3 ABOVE

5. Indicate whether the notification is in respect of a holding of the person referred to in 3 or 4 above or in respect of a non-beneficial interest

AS IN 3 ABOVE

6. Description of shares (including class), debentures or derivatives or financial instruments relating to shares

ORDINARY 10 PENCE SHARES

7. Name of registered shareholders(s) and, if more than one, the number of shares held by each of them

Greenwood Nominees Limited

8. State the nature of the transaction

Purchase of Shares following exercise of option. Sale of shares to fund exercise.

9. Number of shares, debentures or financial instruments relating to shares acquired

30,019

10. Percentage of issued class acquired (treasury shares of that class should not be taken into account when calculating percentage)

0.057%

11. Number of shares, debentures or financial instruments relating to shares disposed

17,579

12. Percentage of issued class disposed (treasury shares of that class should not be taken into account when calculating percentage)

0.033%

13. Price per share or value of transaction

Purchase Price lb.2.87

Sale Price lb.7.20

14. Date and place of transaction

19 December 2005

London

15. Total holding following notification and total percentage holding following notification (any treasury shares should not be taken into account when calculating percentage)

72,740

0.137%

16. Date issuer informed of transaction

19 December 2005

If a person discharging managerial responsibilities has been granted options by the issuer complete the following boxes

17 Date of grant

.

18. Period during which or date on which it can be exercised

19. Total amount paid (if any) for grant of the option

20. Description of shares or debentures involved (class and number)

21. Exercise price (if fixed at time of grant) or indication that price is to be fixed at the time of exercise

22. Total number of shares or debentures over which options held following notification

23. Any additional information

24. Name of contact and telephone number for queries

Name and signature of duly authorised officer of issuer responsible for making notification

Justin Hoskins

Date of notification

19 December 2005

END

NOTIFICATION OF MAJOR INTERESTS IN SHARES

1. Name of company

Cambridge Antibody Technology Group plc

2. Name of shareholder having a major interest

Franklin Resources Inc.

3. Please state whether notification indicates that it is in respect of holding of the shareholder named in 2 above or in respect of a non-beneficial interest or in the case of an individual holder if it is a holding of that person’s spouse or children under the age of 18

Bank of New York	non beneficial
JP Morgan Chase Bank	non beneficial
Citibank Nominees Limited	non beneficial
State Street Bank	non beneficial

4. Name of the registered holder(s) and, if more than one holder, the number of shares held by each of them

Bank of New York	24,570
JP Morgan Chase Bank	1,311,223
Citibank Nominees Limited	14,780
State Street Bank	840,207

5. Number of shares / amount of stock acquired

not disclosed

6. Percentage of issued class

not known

7. Number of shares / amount of stock disposed

None

8. Percentage of issued class

N/A

9. Class of security

Ordinary 10 pence shares

10. Date of transaction

Not disclosed

11. Date company informed

20 December 2005

12. Total holding following this notification

2,190,780

13. Total percentage holding of issued class following this notification

4.136%

14. Any additional information

The disclosure has been made on behalf of Franklin Resources, Inc and its affiliates which includes Franklin Mutual Advisers, LLC and Templeton Worldwide, Inc. Franklin Resources, Inc and its affiliates perform investment management advisory and related services for clients on a global basis.

15. Name of contact and telephone number for queries

Justin Hoskins 01223 898589

16. Name and signature of authorised company official responsible for making this notification

Justin Hoskins, Company Secretary

Date of notification

20 December 2005

The FSA does not give any express or implied warranty as to the accuracy of this document or material and does not accept any liability for error or omission. The FSA is not liable for any damages (including, without limitation, damages for loss of business or loss of profits) arising in contract, tort or otherwise from the use of or inability to use this document, or any material contained in it, or from any action or decision taken as a result of using this document or any such material.

END